Exhibit 99.5

For Immediate Release

June 12, 2019

SUNNIVA INC. AGREES TO SELL ITS OKANAGAN FALLS PROPERTY TO CANNAPHARMARX, INC. FOR CAD $20 MILLION

Transaction is subject to financial audit and satisfaction of other conditions

VANCOUVER, BC – June 12, 2019 – Sunniva Inc. (“Sunniva”) (CSE:SNN, OTCQB:SNNVF) and CannaPharmaRx, Inc. (“CannaPharmaRx”) (OTC Pink: CPMD) are pleased to announce that they have entered into a share purchase agreement dated June 11, 2019, pursuant to which Sunniva has agreed to sell Sunniva Medical Inc. (“SMI”) to CannaPharmaRx in an all-cash transaction for CAD $20 million less certain outstanding liabilities in SMI, including the mortgage on the property. Net proceeds payable to Sunniva are anticipated to be approximately CAD $15.5 million. Closing is anticipated to occur on or around July 5, 2019. Effectiveness of the agreement is subject to certain closing conditions including completion of a financial audit of SMI and receipt of sufficient financing by the Purchaser.

SMI owns the Sunniva Canada Campus, which includes construction assets for a planned 759,000 square foot greenhouse located on an approximately 114-acre property in Okanagan Falls, British Columbia.

“The sale of SMI is in line with our previously announced strategy of evaluating strategic alternatives for our operations in Canada” said Dr. Anthony Holler, CEO of Sunniva Inc. “Sunniva is focused on the advancement of our California assets and expanding our sales and distribution infrastructure in the state to support our continued growth in this rapidly evolving market. The disposition of the Okanagan Falls property is part of this strategy as we are directing our efforts and capital resources towards the completion of the Cathedral City facility and the ongoing development of our cannabis brands in California.”

Dominic Colvin, the CEO of CannaPharmaRx stated, "We are excited to have reached an agreement to purchase this property from Sunniva. The acquisition and development of the Okanagan Falls property, combined with our Hanover, Ontario property and ownership interest in GN Ventures Ltd., sets the stage for the next step in CannaPharmaRx’s growth strategy to become a significant player in the Canadian cannabis industry while continuing to strive to maximize shareholder value."

For more information on Sunniva please visit www.sunniva.com.

For more information on CannaPharmaRx please visit www.CannaPharmaRx.com.

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

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About Sunniva, Inc.

Sunniva, through its subsidiaries, is a vertically integrated cannabis company operating in the world’s two largest cannabis markets – California and Canada.  In Canada, Sunniva’s wholly owned subsidiary NHS operates medical cannabis clinics that provide educational and clinical services to patients. In California, Sunniva is focused on creating sustainable premium cannabis brands supported by our large-scale, purpose-built cGMP designed greenhouse and extraction facilities. We offer a steadfast commitment to safety and quality assurance providing cannabis products free from pesticides, which positions Sunniva in California as a leading provider of safe, high quality, reproducible products at scale. Through production from Phase One of our strategically positioned 325,000 square foot high technology greenhouse which is nearing completion and our fully operational Extraction Facility in California, we are launching Sunniva branded products in various product categories and price points including flower, pre-rolls, vape cartridges and premium concentrates. Sunniva branded products will be showcased within our flagship dispensary to be located at the greenhouse and our in-house marketing and distribution team will strive to ensure the placement of Sunniva branded products at licensed dispensaries throughout the state. Sunniva’s management and board of directors have a proven track record for creating significant shareholder value both in the healthcare and biotech industries.

About CannaPharmaRx, Inc.

CannaPharmaRx is focused on the acquisition and development of state-of-the-art cannabis grow facilities located in Canada. CPMD has recently completed an initial acquisition of a 48,500 square foot cannabis grow facility presently under development and is currently in discussion with other companies regarding potential acquisitions or business combinations. CannaPharmaRx's business strategy is to become a leader in high quality and low-cost production of cannabis in Canada through the development, acquisition and enhancement of existing facilities. CannaPharmaRx is presently targeting acquisitions of companies in the final stages of obtaining cannabis licensee applications or those which are nearing revenue generation. CannaPharmaRx is committed to operating high quality facilities utilizing the latest technology in combined heat and power generation to ensure being a low-cost producer of cannabis. CannaPharmaRx is in the process of completing an application to list its common stock on the Canadian Stock Exchange with initial trading anticipated to being during the second quarter of 2019.

Forward Looking Statements (with respect to Sunniva)

This press release contains forward-looking statements within the meaning of applicable securities laws. All statements that are not historical facts, including without limitation, statements regarding future estimates, plans, programs, forecasts, projections, objectives, assumptions, expectations or beliefs of future performance, statements regarding Sunniva’s operations and growth opportunities, Sunniva’s plans to launch Sunniva-branded products in various product categories including high quality distillate, premium concentrates, vape cartridges, flower, pre-rolls, and beverages, which will be showcased within Sunniva’s flagship dispensary, the placement of Sunniva-branded products at licensed dispensaries throughout California, and statements regarding the anticipated closing date of the sale of SMI, the closing conditions of such sale, and the net proceeds to be obtained therefrom are “forward-looking statements.” Forward-looking statements can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the risk factors included in the Sunniva’s continuous disclosure documents available on www.sedar.com. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. Although Sunniva has attempted to identify important risk factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other risk factors that cause actions, events or results to differ from those anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in forward-looking statements. Sunniva assumes no obligation to update any forward-looking statement, even if new information becomes available as a result of future events, new information or for any other reason except as required by law.

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Safe Harbor Statement (with respect to CannaPharmaRx)

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common and preferred stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by CannaPharmaRx with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, CannaPharmaRx may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general stock market conditions. Reference is hereby made to cautionary statements set forth in the company's most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

Company Contacts:

Sunniva Inc.	CannaPharmaRx, Inc.
Dr. Anthony Holler	Attention: info@CannaPharmaRx.com
Chairman and Chief Executive Officer	Investor Relations
Phone: (866) 786-6482	Phone: (949) 652-6838

Sunniva Investor Contact:	Sunniva Media Contact:
Phil Carlson / Erika Kay	Katelyn Tumino / Tony Forde
KCSA Strategic Communications	KCSA Strategic Communications
Phone: (212) 896-1233	Phone: (212) 896-1252
Email: pcarlson@kcsa.com / ekay@kcsa.com	Email: ktumino@kcsa.com / tforde@kcsa.com

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